EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF HUGOTON ROYALTY TRUST APPEARS HERE]

HUGOTON ROYALTY TRUST

DECLARES MARCH CASH DISTRIBUTION

Dallas, Texas, March 19, 2004 – Bank of America, N.A., as Trustee of the Hugoton Royalty Trust (NYSE – HGT), today declared a cash distribution to the holders of its units of beneficial interest of $0.190030 per unit, payable on April 14, 2004, to unitholders of record on March 31, 2004. The following table shows underlying gas sales and average prices attributable to the current month and prior month distributions. Underlying gas sales volumes attributable to the current month distribution were primarily produced in January.

	Underlying Gas Sales Volumes (Mcf)		Average Gas Price per Mcf
	Total	Daily
Current Month Distribution	2,547,000	82,000	$5.33
Prior Month Distribution	2,664,000	86,000	$4.37

Budgeted development costs of $1,700,000 were deducted for this distribution. Production expense for the month was $1,466,000 and overhead was $606,000.

For more information on the Trust, please visit our web site at www.hugotontrust.com.

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Contacts:	Nancy G. Willis Vice President Bank of America, N.A. (Toll Free) 877/228-5083	Louis G. Baldwin Executive Vice President & Chief Financial Officer XTO Energy, Inc. 817/870-2800